JPMORGAN DISTRIBUTION SERVICES, INC.

SERVICE AGREEMENT

Shareholder Servicing

This Agreement is entered into between THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK, a New York domiciled life insurance company (“Financial Intermediary”) and JPMorgan Distribution Services, Inc. (“JPMDS”).

RECITALS

WHEREAS, JPMDS serves as the Shareholder Servicing Agent for each of the trusts listed on Exhibit A (each, a “Trust”; collectively, the “Trusts”) (each series referred to as a “Fund”, collectively the “Funds”) each with one or more classes of shares (“Shares”) pursuant to a Shareholder Servicing Agreement effective as of February 19, 2005 (the “Shareholder Servicing Agreement”);

WHEREAS, pursuant to the Shareholder Servicing Agreement, JPMDS is authorized to delegate the provision of some or all of the services contemplated by the Shareholder Servicing Agreement to financial intermediaries;

WHEREAS, Financial Intermediary is a life insurance company that issues variable insurance contracts funded through its separate accounts to plans that meet the requirements for qualification under Section 401 of the Internal Revenue Code of 1986, as amended (“Plans”);

WHEREAS, the Funds are offered to the general public and are not solely available for purchase by insurance company separate accounts;

WHEREAS, Financial Intermediary has established a separate account (“Separate Account”) exempt from registration with Securities and Exchange Commission (“SEC”) that will invest in Shares and that it will issue variable insurance contracts funded through the Separate Account solely to Plans and/or their participants (“Participants”);

WHEREAS, the Funds will serve as investment vehicles under variable insurance contracts offered by Financial Intermediary to such Plans or Participants; and

WHEREAS, JPMDS desires to retain Financial Intermediary to provide services to the Plans/Participants that own the variable insurance contracts offered by the Financial Intermediary (“Contractowners” or “Customers”) and who beneficially own Shares held in the Separate Account on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.	Services.

Financial Intermediary shall accept Contractowners’ instructions for transactions in Shares and transmit them to the Funds in accordance and in compliance with the terms and conditions of the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI” and together with the Prospectus, the “Registration Statement”), the applicable rules, regulations and requirements, and the provisions of this Agreement, including the operating procedures set forth on Exhibit B. In addition, Financial Intermediary will provide to its Contractowners each of the applicable services specified in Exhibit C.

II.	Transactions in Shares.

A. The Funds will execute all accepted orders for the purchase of any Shares at the next determined public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and the Funds will execute all accepted orders for the redemption of any Shares at the next determined net asset value per share, in each case as described in the Registration Statement. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

B. The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by the Customer or (ii) to determine the suitability of a particular Fund or Class for such Customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

C. Financial Intermediary confirms that it will be considered the Funds’ agent for the sole purpose of receiving purchase and redemption orders on behalf of the Separate Account for Shares from Contractowners and transmitting them to the Funds. Financial Intermediary may authorize such intermediaries as it deems appropriate (“Correspondents”) to receive orders on the Funds’ behalf. Financial Intermediary shall be liable to the Funds for each Correspondent’s compliance with applicable regulations, requirements and this Section II to the same extent as if Financial Intermediary itself had acted or failed to act instead of the Correspondent.

D. Financial Intermediary certifies that it will at all times follow all applicable rules, regulations and requirements in connection with the handling of orders for transactions in the Funds, including, without limitation:

(i)	Rule 22c-1(a) and other applicable rules under the Investment Company Act of 1940, as amended (“Investment Company Act”);
(ii)	the provisions of this Agreement; and
(iii)	the Registration Statement.

E. Financial Intermediary further certifies that it:

(i)

has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of all applicable laws, rules, regulations and Registration Statement requirements with respect to late trading, market timing and abusive trading practices;

(ii)

has determined that each Correspondent has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law, regulation and Registration Statement requirements with respect to late trading, market timing and abusive trading practices;

(iii)	will provide information and further certification to JPMDS or its designee to verify compliance with this Section II and Section D in Exhibit B; and

(iv)

will cooperate in monitoring and enforcing the Trust’s market timing, late trading, and any redemption fee policies as set forth in the Registration Statement and such other policies established by the Trust from time to time.

F. The parties agree that in performing its services under this Agreement: (i) Except with regard to certain money market funds (“MMFs”), as set forth in Section 4 of Exhibit E of this Agreement, Financial Intermediary is acting as agent for the Customer and covenants and agrees to comply with all applicable terms and conditions of the Registration Statement; (ii) the Customer is for all purposes the customer of Financial Intermediary; (iii) each transaction is initiated solely upon the order of the Customer; (iv) as between Financial Intermediary and the Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the benefit of the Customer and shares will be held in the Financial Intermediary’s Separate Account; (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) Except for the limited purpose of receiving orders to purchase, redeem or exchange Shares (“Orders”) for Share transactions from its customers as described in Exhibit E of this Agreement or with respect to redemptions for certain MMFs of customers who do not qualify as natural persons, as set forth in Exhibit E of this Agreement, Financial Intermediary shall be deemed an independent contractor shall have no authority to act as agent for JPMDS or the Funds.

G. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement contemplates or requires that JPMDS provide any services, deal directly with or give any recommendations to any retail customer or retail investor for purposes of SEC Regulation Best Interest or Form CRS, it being understood and agreed between and among the parties that JPMDS will act only as a wholesale distributor for Funds through third-party dealers and selling agents, which will deal with such retail customers or retail investors.

III.	Shareholder Information

A. Financial Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through a Financial Intermediary Fund Account during the period covered by the request.

(i)

Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established or utilized by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii)

Financial Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section III.A. If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section III.A is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section III.A for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Financial Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and to the extent practicable, the format for any transaction information provided to the Fund should be consistent with the Depository Trust Clearing Corporation (“DTCC”) Standardized Data Reporting Format.

(iii)

The Fund agrees not to use the Shareholder information received from Financial Intermediary pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Financial Intermediary.

B. Financial Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through a Financial Intermediary Fund Account) that violate policies established for the purpose of eliminating or reducing market timing and abusive trading practices.

(i)

Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or the Financial Intermediary Fund Account(s) or other agreed upon information to which the instruction relates.

(ii)	Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Financial Intermediary.

(iii)

Financial Intermediary must provide written confirmation to the Fund that instructions have been executed. Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

C. For purposes of this Section III of the Agreement:

(i)

The term “Financial Intermediary Fund Account” means a direct or networked Shareholder account with the Fund maintained by Financial Intermediary or an omnibus account with the Fund maintained by Financial Intermediary.

(ii)

The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Fund’s principal underwriter, the Fund’s transfer agent and the series of the trusts and corporation listed in the Agreement.

(iii)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act that are held by or through a Financial Intermediary Fund Account.

(iv)

The term “Shareholder” means (i) the beneficial owner of Shares held by or through a Financial Intermediary Fund Account; (ii) a participant in an employee benefit plan owning Shares held by or through a Financial Intermediary Fund Account, notwithstanding that the employee benefit plan may be deemed to be the beneficial owner of Shares; and (iii) the holder of interests in a variable annuity or variable life insurance contract issued by Financial Intermediary owning Shares held by or through a Financial Intermediary Fund Account.

(v)	The term “written” and/or “in writing” includes electronic writings and facsimile transmissions.

(vi)	The term “Financial Intermediary” shall mean a “financial intermediary” as defined in 22c-2 of the Investment Company Act.

(vii)	The term “purchase” does not include the automatic reinvestment of dividends.

(viii)

The term “promptly” as used in Section III.A (ii)shall mean as soon as practicable but in no event later than ten business days from the Financial Intermediary’s receipt of the request for information from the Fund or its designee.

IV.	Representations, Warranties and Covenants

A.	JPMDS represents and warrants that:

(i)	It has the requisite authority to enter into this Agreement and to make the payments contemplated herein; and

(ii)	That the payment to Financial Intermediary of any fees pursuant hereto is authorized under the Shareholder Servicing Agreement.

B.	Financial Intermediary represents, warrants and agrees that:

(i)	It is an insurance company duly organized and in good standing under applicable law and that it has authority authorizing it to conduct a life insurance business in all states:

(ii)	It has established the Separate Account, which is excluded from the definition of investment company and thus exempt from registration with the SEC;

(iii)	The Separate Account will invest in Shares and will issue variable insurance contracts funded through the Separate Account solely to Plans and/or Participants;

(iv)

The Shares are an appropriate investment for the Separate Account and are an appropriate funding medium for the variable insurance contracts issued through the Separate Account to Plans and Participants. Without limitation of the foregoing, Financial Intermediary understands and acknowledges that the Funds are available for purchase by the general public, are not solely available for purchase by insurance company separate accounts, and may not comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and Treas. Reg. 1-817.5 thereunder;

(v)	It is registered with the appropriate securities authorities in all states, territories and jurisdictions in which its activities make such registration necessary;

(vi)	It has the requisite authority to enter into this Agreement and to perform the services contemplated herein;

(vii)

The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary;

(viii)

It currently does, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations and will disclose its receipt of fees hereunder to Contractowners (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations;

(ix)	[Reserved];

(x)

Its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”);

(xi)

That if it plans to participate in the DTCC’s Mutual Fund Settlement Entry and Registration Verification system (“Fund/SERV”), and/or in Networking, Financial Intermediary is a member of the DTCC or otherwise has access to Fund/SERV and it has executed and filed with the DTCC the standard Networking agreement;

(xii)	The providing of its services set forth on Exhibit C hereof will in no event be primarily intended to result in the sale of Shares; and

(xiii)

It will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Financial Strength Rating from A.M. Best Company rating of at least “A,” and, upon JPMDS’ request, it will furnish a certificate of insurance evidencing such coverage.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

V.	Fees

There shall be no compensation paid to the Financial Intermediary for the services provided hereunder.

VI.	Indemnification

A. Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	Any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement;

(ii)

any Fund’s failure to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and Treas. Reg. 1-817.5 thereunder. For the sake of clarity, Financial Intermediary’s obligations under this sub-section shall not pertain to claims, liabilities, losses or costs relating to shareholders who do not invest in the Fund through the Financial Intermediary;

(iii)

any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and

(iv)	any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B. JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement;

(ii)

any alleged untrue statement of a material fact contained in any Fund’s Registration Statement or Prospectus or any alleged omission to state therein a material fact required to be stated therein necessary to make the statements contained therein not misleading; and

(iii)

any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C. Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. The indemnification provided for hereunder shall be in addition to any liability which the parties may otherwise have.

D. The agreement of the parties in this Section VI to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Section (D) shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s interest are actually prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

E. The provisions of this Section VI shall survive the termination of this Agreement.

VII.	Confidentiality

A. Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process or as requested by any governmental agency or regulatory authority. Proprietary Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference to, or reliance upon, Proprietary Information. In the event that a party (“disclosing party”) is requested or required by law to disclose any Proprietary Information, the disclosing party shall provide the other party (“non-disclosing party”) with prompt written notice, unless notice is prohibited by law, of any such request or requirement so that the non- disclosing party may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to any governmental agency or regulatory authority having jurisdiction over the disclosing party or its affiliates.

B. All information, including “nonpublic personal information” as that term is defined in Regulation S--P, relating to Contractowners is and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section VII B shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of Contractowners, for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to this Agreement.

C. If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

D. The provisions of this Section VII shall survive the termination of this Agreement.

VIII.	ERISA

Financial Intermediary acknowledges and agrees that when JPMDS makes Funds available to Financial Intermediary pursuant to this Agreement (i) JPMDS does not acknowledge that it is a fiduciary (“Fiduciary”) within the meaning of Section 3(21) of ERISA with respect to any Customer the assets of which are subject to regulation under Title I of ERISA and/or Section 4975 of the Code (including any Customer assets that are held in an investment contract, product or entity that are deemed to hold plan assets subject to such regulation as determined pursuant to Section 3(42) of ERISA and the regulations promulgated thereunder) (collectively, “Plan Investors”); (ii) JPMDS specifically disclaims such Fiduciary status whether or not JPMDS participates in any arrangement in which a Plan Investor or its representatives may be present, as requested by or at the direction of Financial Intermediary; and (iii) JPMDS does not recommend the use of any Fund to a specific Plan Investor or category of Plan Investors. In addition, Financial Intermediary acknowledges and agrees that Financial Intermediary is a fiduciary under ERISA and is responsible for evaluating the investment risks, including the investment program contemplated by this Agreement, and it exercised independent judgment in connection with its decision to appoint JPMDS as set forth herein.

To the extent Shares are purchased by Contractowners through a defined contribution plan subject to Title I ERISA (a “Plan”): (i) the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives and; (ii), Financial Intermediary represents and warrants that its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code.

IX.  Effective Date, Amendment and Termination

A.

This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary performs any service, or receives any payment pursuant hereto.

B.

This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown on the signature page hereof. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days. In addition, and without limiting the foregoing, this Agreement may be amended from time to time by mutual signed written agreement of the parties hereto.

C.	Notwithstanding the foregoing, this Agreement may be terminated as follows:

(i)

by any party as to any Fund without cause by giving the other party at least thirty (30) days’ written notice. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

(ii)

Notwithstanding the foregoing, this Agreement may be terminated at any time if required by applicable law, rule, regulation, order, or instruction by a court of competent jurisdiction or regulatory body or self-regulatory organization with jurisdiction over JPMDS or Financial Intermediary.

(iii)	This Agreement also shall terminate immediately upon termination of the Shareholder Servicing Agreement.

X.  Miscellaneous

A. Custody. Financial Intermediary represents and warrants, and JPMDS acknowledges, that Fund shares maintained by the Fund for Contractowners hereunder are held in custody for the exclusive benefit of Contractowners of Financial Intermediary and shall be held free of any right, charge, security interest, lien or claim against Financial Intermediary in favor of the Fund or its agents acting on behalf of the Fund.

B. Use of Names. Financial Intermediary and JPMDS shall not use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates without the other party’s written consent and the Financial Intermediary shall not use the name of the Funds in any manner without written consent, in each case except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered through the Separate Accounts.

C. Anti-Money Laundering. Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the (i) verification of the identity of its Contractowners and the source of Contractowners’ funds, and (ii) reporting of any suspicious transactions in a Customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy JPMDS’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about Contractowners and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

D. Certification of Contractowners’ Taxpayer Identification Numbers. Financial Intermediary agrees to obtain any taxpayer identification number certification from its Contractowners required under the Code, as amended, and any applicable Treasury regulations, and to provide JPMDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a customer located outside the United States of America or for the account of any non-US person.

E. Representations with Respect to the Funds. Financial Intermediary and its agents shall not make any representation concerning a Fund or Shares, except those contained in the Registration Statements, in current material furnished by JPMDS to Financial Intermediary for purposes of dissemination, or in materials created by Financial Intermediary and submitted to and approved in writing by JPMDS.

F. Nonexclusivity. JPMDS acknowledges that Financial Intermediary may perform services similar to those to be provided under this Agreement to other investment companies, investment company sponsors, or service providers to investment companies. JPMDS may enter into other similar agreements for the provision of shareholder services with any other person or persons without Financial Intermediary’s consent.

G. Force Majeure. Neither Financial Intermediary nor JPMDS nor their respective affiliates shall be liable to the other or to any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control, provided that such party has exercised such reasonable diligence as the circumstances require.

H. Security Against Unauthorized Use of Funds’ Recordkeeping Systems. Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Financial Intermediary by JPMDS.

I. Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid, registered or certified United States first class mail, return receipt requested; (iii) overnight courier services; or (iv) facsimile or similar electronic means of delivery. Unless otherwise notified in writing, all such notices shall be given or sent to the other party at the address on the signature page hereof, Attention: President.

Notices to be provided to Financial Intermediary shall be delivered as follows:

 The United States Life Insurance Company in the City of New York

 Attn: Johnpaul S. Van Maele

 Associate General Counsel

 2919 Allen Parkway, L4-01

 Houston, TX 77019

 Email: saamcolegal@corebridgefinancial.com

Notices to be provided to JPMDS shall be delivered as follows:

 JPMorgan Distribution Services, Inc.

 1111 Polaris Parkway

 Columbus, OH 43240

 Email: JPMfunds.contracts@jpmorgan.com

J. Records. Financial Intermediary will maintain all records required to be kept by state and federal law relating to transactions in Shares and, upon request by the Funds, will promptly make such records available to the Funds or their designee.

K. Delegation of Duties. Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under this Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the delegating party of any of its obligations under this Agreement. The delegating party agrees that it remains liable to the other party for an affiliate’s or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

L. Assignment and Governing Law. This Agreement may not be transferred or assigned (as that term is defined in the Investment Company Act) by either JPMDS or Financial Intermediary without the written consent of both parties, and shall be construed in accordance with the laws of the State of New York.

M. Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect. Facsimile or electronic PDF transmissions of any executed original document and/or retransmission of any executed facsimile or electronic PDF transmission shall be deemed to be the same as the delivery of an executed original.

N. Incorporation of Exhibits A, B, C, D and E. Financial Intermediary and JPMDS agree that the attached Exhibits A, B, C, D and E are incorporated into and made a part of this Agreement and all references herein to the Agreement shall include such Exhibits. To the extent there is any conflict between this Agreement and Exhibit E, Exhibit E will control.

JPMORGAN DISTRIBUTION SERVICES, INC.	FINRA CRD Number: 104234

Street Address:

1111 Polaris Parkway

Floor 2F, OH1-1299

Columbus, OH 43240

By:	/s/ Wendy Barta

Name:	Wendy Barta

Title:	Managing Director

Date:	May 9, 2025 | 6:47 AM PDT

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK_	N/A
Financial Intermediary Name	FINRA CRD Number
(Please Print or Type)

Address	2919 Allen Parkway

City: Houston State TX Zip Code 77019

Phone: Fax:

By:	/s/ Barbara Rayll
Authorized Signature

Barbara Rayll
Print Name or Type Name

Vice President, Business Case Development
Title

5/27/2025
Date

EXHIBIT A

TRUSTS AND FUNDS

JPMORGAN TRUST II

- JPMORGAN LARGE CAP GROWTH FUND – CLASS R6

EXHIBIT B

OPERATING PROCEDURES

JPMDS and Financial Intermediary shall follow the following operating procedures in connection with transactions in Fund Shares by Contractowners through Financial Intermediary, except as otherwise agreed to in writing by the parties.

A. Net asset value per share is generally provided on a daily basis to NASDAQ by 6:30 p.m. Eastern time (“ET”). On each business day, JPMDS will use commercially reasonable efforts to provide to Financial Intermediary prior to 7:30 p.m. ET, each Fund’s NAV as of its final Market Close (defined below) for that day.

B. JPMDS will furnish notice of the declaration of any income, dividends, or capital gains distributions payable by the Funds. This information will include the ex, record and payable dates along with the Fund’s reinvestment price. Typically, this notice will be given by fax transmission, but may be given by other means as may be reasonable under the circumstances.

C. Dividends and capital gains distributions paid by each of the J.P. Morgan Funds are automatically reinvested in additional shares of the same Fund unless the Customer has elected to have them paid in cash.

D. Execution of orders for Shares

The execution of all orders for Share transactions will be subject to the terms of the Registration Statement, these Operating Procedures, JPMDS’ written instructions to Financial Intermediary from time to time and, if executed through Fund/SERV, the DTCC’s rules and procedures.

1. Funds

(a) The Financial Intermediary certifies as follows:

(i)

orders to purchase and redeem shares received by Financial Intermediary or its Correspondents (as defined in Section II.C. of the Agreement) prior to the close of a Fund (generally, 4:00 p.m., Eastern Time (“ET”) (3:00 p.m. Central Time (“CT”) (each close of a Fund, a “Market Close”)) on any day that a Fund is open for business (“Day 1”) will be transmitted via facsimile to the Funds by 9:00 a.m. ET (8:00 a.m. CT) on the next day that the Fund is open for business (“Day 2”)(such orders are referred to as “Day 1 Trades”); and

(ii)

orders to purchase and redeem shares received by Financial Intermediary or its Correspondents after the final Market Close on Day 1, but prior to the final Market Close on Day 2 (“Day 2 Trades”) will be transmitted via facsimile to the Funds by 6:30 a.m. ET (5:30 a.m., CT) on the second day that the Fund is open for business following Day 1. Trade order details will be communicated back to the Financial Intermediary via telephone and/or e-mail notification by 11:00 a.m. ET (10:00 a.m. CT) on Day 1 to enable Financial Intermediary to verify the accuracy of trade orders received and executed if this trade was contingency based on and not under normal trade circumstances.

(iii)	If the Financial Intermediary cannot transmit via facsimile Day 1 Trades to the Funds by 6:30 a.m. ET (5:30 a.m. CT) on Day 2, Financial Intermediary will transmit such orders via facsimile (or by other means as agreed between the parties) and provide notification to the Fund prior to 9:00 a.m. ET (8:00 a.m. CT) on Day 2.

(iv)

All trade orders executed utilizing the Manual Procedures will settle through the Federal Wire Transfer System using the instructions the parties provide to each other from time to time. Funds to cover net purchase orders must be sent by Financial Intermediary assuming prior notification from Funds. All in-kind redemptions and subscriptions must be previously approved and scheduled by JPMDS before the transaction can occur.

(v)

Where Financial Intermediary serves as a Fund’s agent for the purpose of receiving Orders, Orders that the Financial Intermediary does not transmit to the Fund before the time set forth above may be, in the Fund’s discretion, adjusted by transactions on an as-of basis, provided, however, that any cost or loss to the Fund, JPMDS or their affiliates of such transactions shall be borne exclusively by the Financial Intermediary, including without limitation, damages, costs, or expenses resulting from errors in calculating the Fund’s NAV, reprocessing of the Fund’s Orders, or the payment of dividends by the Fund.

(b) Day 1 Trades will be affected at the NAV next calculated by the Fund following receipt of the trade by Financial Intermediary or its Correspondents on Day 1, and Day 2 Trades will be effected at the NAV next calculated by the Fund following receipt of the trade by the Financial Intermediary or its Correspondents on Day 2. Dividends shall accrue as set forth in the applicable Registration Statement. (c) Upon JPMDS’ reasonable request, Financial Intermediary agrees to promptly provide JPMDS with information separating customer orders received before and after a designated Market Close in order for JPMDS to validate the timing of Financial Intermediary’s receipt of orders.

F. Payments for Shares shall be made as specified in the Prospectus. If payment for any purchase order is not received in accordance with the terms of the Prospectus, JPMDS reserves the right, without notice, to cancel the sale and to hold Financial Intermediary responsible for any loss sustained as a result thereof, including loss of profit.

G. Issuance and transfer of each Fund’s shares will be by book entry only. The Funds will not issue stock certificates.

H. JPMDS will make available to Financial Intermediary, via the DTCC’s Mutual Fund Service Profile II, a list of the states or other jurisdictions in which Shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell Shares only in the states and other jurisdictions appearing on the most recent list made available by JPMDS. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a Customer located outside the United States of America or for the account of any non-US person.

J. The Fund or its designee will provide Financial Intermediary with confirmations of executed trades through Fund/SERV when applicable or by mail or electronic means. Periodic account statements will be provided to Financial Intermediary showing the total number of Shares held, Share transactions, dividends and other distribution during the statement period, and such other information as may be required from time to time.

K. If JPMDS provides materially incorrect shares net asset value information through no fault of the Financial Intermediary, the Financial Intermediary shall be entitled to an adjustment with respect to the Shares purchased or redeemed to reflect the correct net asset value per shares and subsequently determined by JPMDS. The determination of the materiality of any net asset value pricing error shall be based on JPMDS policy for correction of pricing errors (the “Pricing Policy”). The Financial

Intermediary shall correct such error in its records and in the records prepared by it for Contractowners in accordance with information provided by JPMDS. Any material error in the calculation or reporting of net asset value per shares, dividend or capital gain information shall be reported promptly upon discovery to the Company.

EXHIBIT C

Services Provided by Financial Intermediary

Pursuant to the Services Agreement to which this is attached and made a part, Financial Intermediary hereby agrees to provide each of the applicable personal shareholder liaison services and account information services (“Shareholder Services”) described in this Exhibit C.

For purposes of this Agreement, Shareholder Services shall include:

a)	assisting in establishing and maintaining accounts with the Funds;
b)

answering Customer inquiries (through electronic and other means) regarding account status and history, Share prices, dividend amounts and payment dates, and the manner in which purchases and redemptions of Shares may be effected;

c)	providing Contractowners with information through electronic means;
d)	assisting Contractowners in completing application forms, designating and changing dividend options, account designations and addresses;
e)	facilitating the settlement with the Fund of Contractowners’ Share transactions in accordance with the Fund’s Registration Statement and this Agreement;
f)	verifying Customer requests for changes to account information;
g)	handling correspondence from Contractowners about their accounts;
h)

distributing to Contractowners copies of the Funds’ prospectuses, proxy materials, periodic fund reports to shareholders, dividend and tax notices, and other materials that are required by law to be provided to fund Shareholders or prospective shareholders; and

i)	providing such other shareholder services as JPMDS or a Customer may reasonably request.

Financial Intermediary will forward or cause to be forwarded to Contractowners the Funds’ current effective statutory prospectus (the “Statutory Prospectus”), currently effective SAI, periodic financial reports, proxy materials and other Fund communications as required to be delivered to, or received by, Contractowners under applicable laws, rules and regulations (“Applicable Law”) or as reasonably requested by JPMDS or a Fund. However, Financial Intermediary may provide a current effective summary prospectus (the “Summary Prospectus”) in lieu of a Statutory Prospectus as permitted under Applicable Law, unless instructed otherwise by JPMDS or a Fund. Financial Intermediary shall respond to requests for a Summary Prospectus, Statutory Prospectus, SAI, currently effective annual report or currently effective semi-annual report made by a customer directly to Financial Intermediary with the documents that JPMDS or a Fund has provided to it hereunder, including any applicable supplements, as required under Applicable Law. Unless instructed by JPMDS or a Fund to the contrary, Financial Intermediary may consolidate or utilize “household” mailing for the delivery of the above-described materials where permissible under, and in accordance with, Applicable Law, and, unless instructed by JPMDS or a Fund to the contrary, the delivery of the materials may be accomplished via electronic means, so long as the methodologies utilized by Financial Intermediary comply with Applicable Law relating to the delivery and receipt of such materials, including, but not limited to, that Financial Intermediary received informed consent from all applicable shareholders permitting the method and manner of such use, and Financial Intermediary maintains, and agrees to provide to JPMDS or a Fund upon request, records of each such delivery.